UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
 (RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

THE FINANCE COMPANY OF PENNSYLVANIA

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
[ ]
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THE FINANCE COMPANY OF PENNSYLVANIA
400 Market Street, Suite 425
Philadelphia. PA 19106
Tel: (215) 351-4778	Fax: (215) 351-4779

Q & A: QUESTIONS AND ANSWERS

Responses to anticipated general queries (script) via incoming telephone calls to The Finance Company of Pennsylvania regarding proxy statement mailed to shareholder on June 26, 2017.

We encourage you to read the full text of the enclosed Proxy Statement containing important information about the proposed liquidation of The Finance Company of Pennsylvania (the “Company”). In addition, we are pleased to provide you with the following brief overview of the matters affecting the Company that require your consideration and vote. Please vote promptly as your vote is important.

Q.	WHY AM I RECEIVING THIS PROXY STATEMENT?

A.
The Board of Directors (the "Board") of the Company has called a special meeting of shareholders of the Company to be held on July 17, 2017 at 11:00 a.m., Eastern Time, or any adjournment(s) or postponement(s) thereof (the "Special Meeting"). At the Special Meeting, shareholders of the Company will be asked to approve a Plan of Liquidation and Dissolution of the Company, providing for the liquidation and dissolution of the Company (the "Proposal"). Pennsylvania law requires that both the Board and the shareholders approve the liquidation of the Company. The members of the Company’s Board, including all of the Directors who are not “interested persons” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), recommend that you vote FOR the approval of the Company’s liquidation.

Q.	HOW WILL THE LIQUIDATION AFFECT ME?

A.
If Liquidation is approved by shareholders, the Company will be liquidated and final redemption proceeds, together with any previously declared dividends, will be mailed to shareholders on or about August 14, 2017.

Q.	WHO IS ELIGIBLE TO VOTE?

A.	Shareholders holding an investment in shares of the Company as of the close of business on June 21, 2017 (the "Record Date") are eligible to vote their shares.

Q.	WHO IS ASKING FOR MY VOTE?

A.	The Company is soliciting your vote for the Special Meeting.

Q.	WHY IS THE BOARD RECOMMENDING THIS PROPOSAL FOR THE COMPANY?

THE FINANCE COMPANY OF PENNSYLVANIA
400 Market Street, Suite 425
Philadelphia. PA 19106
Tel: (215) 351-4778	Fax: (215) 351-4779

A.
At a meeting of the Board held on June 5, 2017, the Board considered the Company’s current asset base and reviewed demands by certain significant shareholders that the Company redeem their shares, as well as requests that the Company take certain other actions. In considering the effect that the redemptions would have on the Company’s ability to continue to maintain its operating expense ratio and provide value to its shareholders, the Board determined that the Company would not be able to continue as a viable investment company in a manner that was in the best interests of shareholders. The Board, considering all relevant factors, thus determined that the liquidation of the Company was in the best interests of the Company and its shareholders.

Q.	HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A.
The Board recommends that you vote "FOR" the Proposal. The Board believes that the Proposal described in the accompanying Proxy Statement is important and recommends that you read the enclosed materials and then vote for the Proposal.

Q.	WHO PAYS FOR THIS PROXY EXPENSE?

A.
The cost of preparing and mailing this Proxy Statement and the accompanying Notice of Special Meeting and Proxy, and any additional material relating to the Special Meeting, and the cost of soliciting Proxies (estimated to be $3,000), will be borne by the Company.

Q.	HOW CAN I VOTE MY SHARES?

A.
You may vote your shares by mail as described on the enclosed proxy card or in person at the Special Meeting. Whichever method of voting you use, please read the full text of the Proxy Statement before you vote.

Q.	WHAT HAPPENS IF THE LIQUIDATION IS NOT APPROVED BY THE MAJORITY OF THE SHAREHOLDERS?

A.	If a majority of shareholders do not approve the proposal to liquidate the Company, the Board will consider what other action should be taken, which could include resoliciting shareholders.

Q.	WHAT PERCENTAGE OF THE SHAREHOLDERS IS NEEDED TO APPROVE THE LIQUIDATION?

A.	The vote of a majority of the outstanding shares of the Company will be required to approve the Proposal.

Q.	WHAT ARE THE TAX RAMIFICATIONS TO ME AS A SHAREHOLDER OF THE LIQUIDATION AND DISTRIBUTION?

THE FINANCE COMPANY OF PENNSYLVANIA
400 Market Street, Suite 425
Philadelphia. PA 19106
Tel: (215) 351-4778	Fax: (215) 351-4779

A.
A taxable U.S. shareholder will recognize taxable gain or loss on such exchange equal to the difference between the amount of the payment and the U.S. shareholder’s tax basis in the Company’s shares (after taking into account any reduction in tax basis as a result of any prior return of capital distribution). Any such gain or loss will constitute a long-term capital gain or long-term capital loss, as the case may be, if the Company’s shares were held for more than twelve months by the U.S. shareholder at the time of the Liquidating Distribution. Under current law, long-term capital gains are taxed to individual U.S. shareholders at a maximum tax rate of 23.8% (which includes a 3.8% Medicare tax). If the U.S. shareholder held its Company shares for not more than twelve months at the time of the deemed exchange, any gain or loss will be a short-term capital gain or loss. Short-term capital gains are taxed to individual U.S. shareholders at the graduated income tax rates applicable to ordinary income. All income recognized by a corporate U.S. shareholder pursuant to the liquidation of the Company, regardless of its character as capital gains or ordinary income, will be subject to tax at the regular graduated federal corporate income tax rates.

Since the Company will seek to retain its qualification as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), during the Liquidation Period, it does not expect to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned. In the unlikely event that the Company should lose its status as a RIC during the liquidation process, the Company would be subject to taxes that would reduce the amount of the Liquidating Distribution.

If the Company has capital loss carryovers from the preceding year or generates a net capital loss during its final year that would otherwise have resulted in a capital loss carryforward in future years, such carryforwards will terminate with the Company’s liquidation and will no longer be available to offset future capital gains.

If shareholder redemptions prior to liquidation reduce the Company’s net assets below the Company’s remaining undistributed investment company taxable income and net realized capital gains, the Company may redesignate the tax character of all or a portion of any amounts redeemed after the Plan is approved by shareholders. Such redesignation, if it occurred, could result in a shareholder’s redemption proceeds being characterized in whole or in part for tax purposes as an ordinary income or long-term capital gain distribution with an offsetting adjustment to the amount of proceeds treated as received upon the redemption.

Q.	WHAT ARE THE REASONS WHY PNC, THE MAJOR SHAREHOLDER, IS DOING THIS AT THIS TIME?

A.	The Company does not know the reasoning of the shareholders that have made redemption demands, but must consider all of the shareholders in light of the circumstances.

THE FINANCE COMPANY OF PENNSYLVANIA
400 Market Street, Suite 425
Philadelphia. PA 19106
Tel: (215) 351-4778	Fax: (215) 351-4779

Q.	AM I ABLE TO REDEEM MY HOLDINGS AND GET 100% BACK NOW?

A.
Shareholders may redeem their shares prior to July 17, 2017 (the “Liquidation Date”). As of the Liquidation Date, the books of the Company will be closed. Unless the Plan of Liquidation cannot be carried out, Shareholders’ respective interests in the Company’s assets are not transferable or redeemable, and shareholders will receive payment for their shares upon the liquidation of the Company’s assets following approval of the Plan.

Q.	I’VE NOTICED YOUR EXPENSES HAVE BEEN INCREASING OVER THE LAST SEVERAL YEARS, PLEASE EXPLAIN?

A.
As a small, stand-alone investment company that does not sell shares, the Company has not had the opportunity to benefit from expanding fixed fees that will allow it to benefit from economies of scale. Increased regulatory and compliance burdens, coupled with continued shrinking of the Company’s shareholder base, have been among the factors responsible for the increase in expenses.

Q.	WHAT IF I WANT TO CONTINUE ON AS A SHAREHOLDER AND VOTE AGAINST THE LIQUIDATION?

A.	Your vote against the liquidation, whether provided in-person or by proxy, would be tallied with the other votes cast.

Q.	WHO’S IN CHARGE AT THE COMPANY? I WANT TO TALK TO HIM OR HER.

A.
I am the Treasurer of the Company and can respond to your inquiries about the proxy statement and special meeting. If you have further questions that you would like to address to the Company’s Board of Directors, you may attend the shareholder meeting on July 17, 2017.

Q.	WAS THERE A REGULATORY REASON THAT LED TO THIS POTENTIAL LIQUIDATION?

A.
The Board made the decision to approve the plan of liquidation and recommend that shareholders approve the liquidation of the Company based upon demands by certain large shareholders that the Company redeem their shares. The Board approved the liquidation of the Company based upon the effect that such demanded liquidations would have on the Company’s ability to maintain its operating expense ratio and continue as a viable investment company.

Q.	IS THIS LIQUIDATION IN THE BEST INTEREST OF THE SHAREHOLDERS?

THE FINANCE COMPANY OF PENNSYLVANIA
400 Market Street, Suite 425
Philadelphia. PA 19106
Tel: (215) 351-4778	Fax: (215) 351-4779

A.
At a meeting held on June 5, 2017, the Board of Directors of the company, taking into account all information at their disposal, determined that the proposal to liquidate the Company was in the best interest of shareholders.

Q.	WILL YOU HAVE A FULLY AUDITED FINANCIAL STATEMENT SENT TO ALL THE SHAREHOLDERS CERTIFYING THE ACCURACY OF THIS LIQUIDATION?

A.
Shareholders received a document describing the nature of the distribution that was declared and paid on June 2, 2017. Shareholders will also receive a statement describing the sources of the liquidating distribution following approval of the plan of liquidation by the Company’s shareholders. The Company will distribute all of its net assets, after the payment of expenses incurred in connection with the liquidation, to shareholders, and will not have any remaining assets following the

Q.
HOW DO I KNOW THAT I AM RECEIVING ALL OF THE PROCEEDS AND THAT THERE ARE NOT SIGNIFICANT FEES REDUCING THE NAV? WHAT ASSURANCES ARE YOU GIVING TO SHAREHOLDERS THAT THIS IS BEING DONE PROPERLY AND ACCURATELY?

A.
The proposal to liquidate the Company has been reviewed and approved by the Company’s Board, which determined that the liquidation would be in the best interest of the Company’s shareholders. Shareholders will receive a liquidating distribution in the amount of their proportionate share of the net assets of the company. The Board has worked with Company counsel and the Company’s independent registered public accounting firm to make reasonable provision for the Company’s debts and expenses in connection with the liquidation. The Company will also submit final returns on its liquidation to the Commonwealth of Pennsylvania and the United States Internal Revenue Service.

Q.	THIS SEEMS SO SUDDEN FOR A COMPANY THAT IS OVER 140 YEARS OLD, WHY NOW?

A.
The decision to liquidate the Company was made after careful consideration of all relevant factors. Because the redemption demands by certain significant shareholders of the Company would preclude the Company from continuing to operate as a viable investment company, the Board determined that liquidation of the Company would be in the best interest of shareholders.

Q.	IS THERE SOMEBODY AT YOUR LAW FIRM THAT WE CAN SPEAK TO ABOUT THIS?

A.
Legal counsel to the Company will be present at the Special Meeting on July 17, 2017. You may contact Joshua Deringer at Drinker Biddle & Reath LLP at 215-988-2959 if you wish to speak with the Company’s legal counsel.

THE FINANCE COMPANY OF PENNSYLVANIA
400 Market Street, Suite 425
Philadelphia. PA 19106
Tel: (215) 351-4778	Fax: (215) 351-4779

Q.	WILL THE DISTRIBUTION BE MADE UP OF BOTH PRINCIPAL AND INCOME?

A.
The distribution to shareholders that was declared and paid on June 2, 2017 includes both income and return of capital, as detailed in the communication sent to you by the Company on June 5, 2017. The distribution in connection with the liquidation of the Company will include both principal and income.

Q.	WHAT SORT OF TAX REPORTING WILL YOU BE FURNISHING ME AS A SHAREHOLDER?

A.
Shareholders will receive a form 1099-DIV listing the amount of income and capital gains they have received in connection with the distribution that was declared and paid on June 2, 2017 and any additional capital gains resulting from the liquidation. They will also receive reporting of the portion of the liquidation that is a return of their cost basis in the Company’s shares.

Q.	IS YOUR BOARD UNANIMOUSLY BEHIND THE LIQUIDATION?

A.	Yes. The Board of Directors of the Company unanimously approved the proposal to liquidate the Company at a meeting held on June 5, 2017.

Q.	I’M ANGRY, WHO CAN I TALK TO ABOUT THIS?

A.
The decision to liquidate the Company was made after careful consideration of all relevant factors. Because the redemption demands by certain significant shareholders of the Company would preclude the Company from continuing to operate as a viable investment company, the Board determined that liquidation of the Company would be in the best interest of shareholders. Members of the Board of Directors of the Company and the Company’s counsel will be present at the Special Meeting on July 17, 2017 and will be available to answer questions on the proposal prior to the shareholder vote.

Q.	CAN THIS PROCESS BE POSTPONED?

A.
If the Company does not receive the votes, either in-person or by proxy, of a majority of the of the date of the Special Meeting, the Chair of the Special Meeting may adjourn or postpone the meeting to allow for additional solicitation.